                                                                    EXHIBIT 16.2
                                                                    ------------
August 31, 2001


Mr. Erle G. Blanchard
Vice Chairman, President and Treasurer
Sturm, Ruger & Company, Inc.
Lacey Place
Southport, CT 06490


Dear Mr. Blanchard:

This is to confirm that the client-auditor relationship between Sturm, Ruger & Company, Inc. (Commission File number 0-4776) and Ernst & Young LLP has ceased.


                                                Very truly yours,






                                                /s/ ERNST & YOUNG LLP
                                                ---------------------



cc:     Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 11-3
        450 Fifth Street, N.W.
        Washington, D.C. 20549













                                       6